We have issued our report dated September 22, 1997 (except for Note 18, as to which the date is October 17, 1997), accompanying the consolidated financial statements included in the Annual Report of Ocean Optique Distributors, Inc. on Form 10-KSB for the year ended June 30, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ocean Optique Distributors, Inc. on Form S-3 (File No. 33-98678).


/S/ GRANT THORNTON LLP
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    GRANT THORNTON LLP


Miami, Florida
October 22, 1997